EXHIBIT 23.1
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                 CONSENT OF INDEPENDENT ACCOUNTANT

         As independent accountants, we hereby consent to the incorporation by reference in this registration statement of our reports for the year ending December 31, 2001 of Gatlin Holdings, Inc., now known as Midwest Venture Holdings, Inc., and to all references to our Firm included in this registration statement.



January 10, 2003             /s/ Tedder, James, Worden & Associates, P.A.
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                             Tedder, James, Worden & Associates, P.A.